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                                                                  EXHIBIT 23.5


June 19, 1996

                    CONSENT OF STRATEGY RESEARCH CORPORATION

     Strategy Research Corporation hereby consents to be named as the source for, and consent to the use of the demographic information quoted from the SRC copyrighted report entitled 1996 U.S. Hispanic Market Study as such quoted information appears in the Registration Statement on Form S-1 of Central Financial Acceptance Corporation (Registration No. 333-3790) as filed with the Securities and Exchange Commission, and any amendments or supplements thereto.


                                          STRATEGY RESEARCH CORPORATION


                                          By: /s/ RICHARD W. TOBIN
                                          --------------------------------------
                                          Name: Richard W. Tobin
                                          Title: President